UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2007

ECLIPSYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24539	65-0632092

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1750 Clint Moore Road Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 322-4321

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

          On February 13, 2007, Eclipsys Corporation (the “Company”) announced its financial results for the quarter and year ended December 31, 2006.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

          The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated With Exit or Disposal Activities

            On February 13, 2007, the Company announced that in the fourth-quarter 2006 the Company eliminated excess office space by closing regional administrative offices and consolidating into smaller spaces in two development and support locations.  In addition, the Company terminated the employment of certain management-level personnel in connection with elimination of certain positions and refinement of the Company’s management structure.  As a result of these actions, fourth quarter results include a charge of approximately $6.1 million, consisting of approximately $2.5 million resulting from the excess office space consolidation, and approximately $3.6 million in severance costs.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release entitled “Eclipsys Releases Financial Results for the Quarter and Year Ended December 31, 2006,” issued by the Company on February 13, 2007.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSYS CORPORATION

Date: February 13, 2007	By:	/s/ Robert J. Colletti

Robert J. Colletti
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “Eclipsys Releases Financial Results for the Quarter and Year Ended December 31, 2006,” issued by the Company on February 13, 2007.